SCHEDULE 14A INFORMATION
        Proxy Statement Pursuant to Section 14(a) of the Securities
                            Exchange Act of 1934

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                                  TRW INC.
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              (Name of Registrant as Specified in Its Charter)

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News Release                TRW Inc.                           [TRW Logo]
                            1900 Richmond Road
                            Cleveland, OH 44124


For Immediate Release                     Contact

                                          Judy Wilkinson or Barrett Godsey
                                          Joele Frank, Wilkinson Brimmer Katcher
                                          212-355-4449

                                          Jay McCaffrey, TRW Media
                                          216-291-7179

                                          Ron Vargo, TRW Investors
                                          216-291-7506

          TRW COMMENTS ON NORTHROP GRUMMAN EXCHANGE OFFER RESULTS

Less Than 2% of TRW Shares Tendered for Exchange

Says Inadequacy of Northrop Grumman's Offer is Underscored by Lack of Shareholder Support

CLEVELAND, Mar. 29, 2002 -- TRW Inc. (NYSE: TRW) today responded to Northrop Grumman's (NYSE: NOC) $47 per share exchange offer results.

Philip A. Odeen, TRW's chairman, said, "Our board has consistently maintained that Northrop Grumman's offer is financially inadequate and not in the best interest of shareholders. With less than 2% of shares tendered for exchange into Northrop Grumman's offer, clearly, TRW shareholders agree. TRW is a great company with a bright future, and our board has determined that Northrop Grumman's offer grossly undervalues our businesses and opportunities.

"As we have stated, this is all about shareholder value, and we believe that our strategic plan to accelerate our debt reduction program and separate our Automotive business will deliver greater value to TRW shareholders than Northrop Grumman's offer."

According to Northrop Grumman's announcement today, only 2.1 million shares of the approximate 126.6 million outstanding shares of TRW common stock were tendered for exchange. Northrop Grumman also announced that it has extended its exchange offer to April 12, 2002.

TRW provides advanced-technology products and services for the aerospace, systems, and automotive markets.

                                   (more)

Northrop Grumman's Offer to Exchange would provide for each share of TRW common stock to be exchanged for that number of shares of Northrop Grumman common stock having a value equal to $47. The exact exchange ratio would be determined by dividing $47 by the average of the closing price of Northrop Grumman common stock for the five consecutive trading days ending immediately prior to the second trading day prior to the expiration of the Offer to Exchange, but in no event will the exchange ratio be greater than
0.4563 ($47/$103) or less than 0.4159 ($47/$113).

The directors and certain executive officers of TRW may be deemed to be participants in the solicitation of proxies from shareholders of TRW in connection with TRW's special meeting of shareholders under the Ohio Control Share Acquisition Statute. Information concerning such participants is contained in TRW's definitive proxy statement relating to TRW's 2002 Annual Meeting filed with the Securities and Exchange Commission on March 4, 2002 on Schedule 14A.

This press release relates to Northrop Grumman's exchange offer commenced March 4, 2002. Shareholders of TRW are advised to read TRW's Solicitation/Recommendation Statement on Schedule 14D-9, filed March 13, 2002, as it may be amended from time to time, and TRW's PROXY STATEMENT FOR THE SPECIAL MEETING IN CONNECTION WITH THE SOLICITATION OF PROXIES FROM TRW SHAREHOLDERS WHEN IT BECOMES AVAILABLE, BECAUSE THEY CONTAIN IMPORTANT INFORMATION. Shareholders of TRW and other interested parties may obtain, free of charge, copies of the Schedule 14D-9, TRW's proxy statement and other documents filed by TRW with the SEC at the SEC's internet website at www.sec.gov. Each of these documents may also be obtained, free of charge, by calling investor relations at TRW at 216-291-7506.

This press release contains certain "forward-looking statements" that TRW believes are within the meaning of the Private Securities Litigation Reform Act of 1995. The safe harbors intended to be created thereby are not available to statements made in connection with a tender offer and TRW is not aware of any judicial determination as to the applicability of such safe harbors to forward-looking statements made in proxy solicitation materials when there is a simultaneous tender offer. However, shareholders should be aware that the preparation of any such forward-looking statements requires the use of estimates of future revenues, expenses, activity levels and economic and market conditions, many of which are outside the Company's control. Further, the Company's results could be affected by the ability to obtain new contract awards; the level of defense funding by the government and the termination of existing government contracts; pricing pressures from customers; moderation or decline in the automobile build rate; changes in consumer debt levels; work stoppages; unanticipated downturn in the financial condition of, or business relationships with customers or suppliers; the ability to reduce the level of outstanding debt from cash flow from operations and the proceeds from asset dispositions; a credit rating downgrade; increase in interest rates; customer recall and warranty claims; product liability and litigation issues; changes to the regulatory environment regarding automotive safety; the introduction of competing products or technology by competitors; the ability to attract and retain skilled employees with high-level technical competencies; the financial results of companies in which we have made technology investments; the availability of funding for research and development; economic, regulatory and political domestic and international conditions; fluctuations in currency exchange rates; and the impact of additional terrorist attacks, which could result in reduced automotive production, disruptions to the transportation system, or significant and prolonged disruption to air travel. In addition, there can be no assurance: (i) that an agreement relating to any investment in the Company, or relating to any sale or other distribution of all or a part of the Company's operating businesses will be reached, or that if an agreement is reached, that the transactions contemplated by such agreement will be consummated; (ii) that the Company will spin off the Automotive business or that such spin-off will be complete within six to nine months; (iii) that the Company will be successful in reducing the amount of its indebtedness, or that the methods described for debt reduction will be utilized; (iv) as to the amount by which debt will be reduced; (v) that the Company's strategy will deliver any particular level of value to TRW shareholders; (vi) that defense spending will rise and research, development, test and evaluation budgets will increase; (vii) that the commercial aerospace industry will stabilize;
(viii) that North American 2002 light vehicle production will increase from 2001 levels; (ix) that 2002 earnings per share estimates will be met or exceeded; (x) with respect to the expected amounts of the Company's operating cash flows in 2002, that such amounts will be utilized to reduce the amount of the Company's indebtedness; (xi) with respect to the amounts that will be realized, if any, by the Company from divestitures; (xii) with respect to the amount of sales, earnings per share or cash flow that will be realized by the Company in 2002; and (xiii) that the Company's costs will decrease in 2002. Other factors and assumptions not identified above are also involved in the preparation of forward-looking statements, and the failure of such other factors and assumptions to be realized may also cause actual results to differ materially from those discussed. The Company assumes no obligation to update such estimates to reflect actual results, changes in assumption or changes in other factors affecting such estimates other than as required by law.

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